UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013 (October 3, 2013)

REGENERON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 Old Saw Mill River Road,

Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)

(914) 847-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 3, 2013, at the 22nd Congress of the European Academy of Dermatology and Venereology held in Istanbul, Turkey, data from a Phase 2 trial evaluating dupilumab, a human monoclonal antibody, in patients with atopic dermatitis were presented at an oral session by Prof. Diamant Thaçi, University of Lübeck, Germany. A copy of the slides that were presented is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Presentation entitled “Safety and efficacy of dupilumab for moderate-to-severe atopic dermatitis in patients using topical corticosteroids (TCS): Greater efficacy observed with combination therapy compared to TCS alone.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2013	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
	Name:	Joseph J. LaRosa
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Description

99.1	Presentation entitled “Safety and efficacy of dupilumab for moderate-to-severe atopic dermatitis in patients using topical corticosteroids (TCS): Greater efficacy observed with combination therapy compared to TCS alone.”